PIMCO

20-1-13-3

PARTICIPATION AGREEMENT

Among

LINCOLN BENEFIT LIFE COMPANY

PIMCO VARIABLE INSURANCE TRUST,

and

PIMCO FUNDS DISTRIBUTORS LLC

THIS AGREEMENT, dated as of the 1st day of October 1999 by and among Lincoln Benefit Life Company, (the "Company"), a Nebraska corporation, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each account hereinafter referred to as the "Account"), PIMCO Variable Insurance Trust (the "Fund"), a Delaware business trust, and PIMCO Funds Distributors LLC (the "Underwriter"), a Delaware limited liability company.

WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance and variable annuity contracts (the "Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements with the Fund and Underwriter ("Participating Insurance Companies");

WHEREAS, the shares of beneficial interest of the Fund are divided into several series of shares, each designated a "Portfolio" and representing the interest in a particular managed portfolio of securities and other assets;

WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission (the "SEC") granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, if and to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (the "Mixed and Shared Funding Exemptive Order");

WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and shares of the Portfolios are registered under the Securities Act of 1933, as amended (the "1933 Act");

WHEREAS, Pacific Investment Management Company (the "Adviser"), which serves as investment adviser to the Fund, is duly registered as an investment adviser under the federal Investment Advisers Act of 1940, as amended;

WHEREAS, the Company has issued or will issue certain variable life insurance and/or variable annuity contracts supported wholly or partially by the Account (the "Contracts"), and said Contracts are listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement;

WHEREAS, the Account is duly established and maintained as a segregated asset account, duly established by the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Contracts;

WHEREAS, the Underwriter, which serves as distributor to the Fund, is registered as a broker dealer with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement (the "Designated Portfolios") on behalf of the Account to fund the aforesaid Contracts, and the Underwriter is authorized to sell such shares to the Account at net asset value;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree as follows:

ARTICLE I. Sale of Fund Shares

1.1. The Fund has granted to the Underwriter exclusive authority to distribute the Fund's shares, and has agreed to instruct, and has so instructed, the Underwriter to make available to the Company for purchase on behalf of the Account Fund shares of those Designated Portfolios selected by the Underwriter. Pursuant to such authority and instructions, and subject to Article X hereof, the Underwriter agrees to make available to the Company for purchase on behalf of the Account, shares of those Designated Portfolios listed on Schedule A to this Agreement, such purchases to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) Fund series (other than those listed on Schedule A) in existence now or that may be established in the future will be made available to the Company only as the Underwriter may so provide, and (ii) the Board of Trustees of the Fund (the "Board") may suspend or terminate the offering of Fund shares of any Designated Portfolio or class thereof, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary in the best interests of the shareholders of such Designated Portfolio.

1.2. The Fund shall redeem, at the Company's request, any full or fractional Designated Portfolio shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) the Company shall not redeem Fund shares attributable to Contract owners except in the circumstances permitted in Section 10.3 of this Agreement, and (ii) the Fund may delay redemption of Fund shares of any Designated Portfolio to the extent permitted by the 1940 Act, and any rules, regulations or orders thereunder.

1.3. Purchase and Redemption Procedures

(a) The Fund hereby appoints the Company as an agent of the Fund for the limited purpose of receiving purchase and redemption requests on behalf of the Account (but not with respect to any Fund shares that may be held in the general account of the Company) for shares of those Designated Portfolios made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the

Contracts or the Account. Receipt of any such request (or relevant transactional information therefor) on any day the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC (a "Business Day") by the Company as such limited agent of the Fund prior to the time that the Fund ordinarily calculates its net asset value as described from time to time in the Fund Prospectus (which as of the date of execution of this Agreement is 4:00 p.m. Eastern Time) shall constitute receipt by the Fund on that same Business Day, provided that the Fund receives notice of such request by 9:00 a.m. Eastern Time on the next following Business Day.

(b) The Company shall pay for shares of each Designated Portfolio on the same day that it notifies the Fund of a purchase request for such shares. Payment for Designated Portfolio shares shall be made in federal funds transmitted to the Fund by wire to be received by the Fund by 4:00 p.m. Eastern Time on the day the Fund is notified of the purchase request for Designated Portfolio shares (unless the Fund determines and so advises the Company that sufficient proceeds are available from redemption of shares of other Designated Portfolios effected pursuant to redemption requests tendered by the Company on behalf of the Account). If federal funds are not received on time, such funds will be invested, and Designated Portfolio shares purchased thereby will be issued, as soon as practicable and the Company shall promptly, upon the Fund's request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowing or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such purchase request. Upon receipt of federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

(c) Payment for Designated Portfolio shares redeemed by the Account or the Company shall be made in federal funds transmitted by wire to the Company or any other designated person on the next Business Day after the Fund is properly notified of the redemption order of such shares (unless redemption proceeds are to be applied to the purchase of shares of other Designated Portfolios in accordance with Section 1.3(b) of this Agreement), except that the Fund reserves the right to redeem Designated Portfolio shares in assets other than cash and to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act and any Rules thereunder, and in accordance with the procedures and policies of the Fund as described in the then current prospectus. The Fund shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by the Company; the Company alone shall be responsible for such action.

(d) Any purchase or redemption request for Designated Portfolio shares held or to be held in the Company's general account shall be effected at the net asset value per share next determined after the Fund's receipt of such request, provided that, in the case of a purchase request, payment for Fund shares so requested is received by the Fund in federal funds prior to close of business for determination of such value, as defined from time to time in the Fund Prospectus.

1.4. The Fund shall use its best efforts to make the net asset value per share for each Designated Portfolio available to the Company by 7:00 p.m. Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share for such Designated Portfolio is calculated, and shall calculate such net asset value in accordance with the Fund's Prospectus. Neither the Fund, any Designated Portfolio, the Underwriter, nor any of their affiliates shall be liable for any

information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by the Company or any other Participating Insurance Company to the Fund or the Underwriter. In the event that net asset values are not made available to the Company by the time so indicated in this paragraph, the Company agrees to use its best efforts to include the net asset values when received in that day's business cycle for purposes of calculating purchase orders and requests for redemption. However, if net asset values are not available for inclusion in that day's business cycle and purchase orders/redemptions are not able to be calculated and available for the Company to execute within the timeframe described in Section 1.3(a), the Fund shall reimburse and make the Company whole for any losses incurred as a result of such delays, unless such delays are due to circumstances beyond the Fund's control.

1.5. The Fund shall furnish notice (by wire or telephone followed by written confirmation) to the Company as soon as reasonably practicable of any income dividends or capital gain distributions payable on any Designated Portfolio shares. The Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Designated Portfolio shares in the form of additional shares of that Designated Portfolio. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain distributions in cash. The Fund shall notify the Company promptly of the number of Designated Portfolio shares so issued as payment of such dividends and distributions.

1.6. Issuance and transfer of Fund shares shall be by book entry only. Stock certificates will not be issued to the Company or the Account. Purchase and redemption orders for Fund shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

1.7. (a) The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund's shares may be sold to other insurance companies (subject to Section 1.8 hereof) and the cash value of the Contracts may be invested in other investment companies, provided, however, that until this Agreement is terminated pursuant to Article X, the Company shall promote the Designated Portfolios on the same basis as other funding vehicles available under the Contracts. Funding vehicles other than those listed on Schedule A to this Agreement may be available for the investment of the cash value of the Contracts, provided, however, i) the Company gives the Fund and the Underwriter 45 days written notice of its intention to make such other investment vehicle available as a funding vehicle for the Contracts; and (ii) unless such other investment company was available as a Funding vehicle for the Contracts prior to the date of this Agreement and the Company has so informed the Fund and the Underwriter prior to their signing this Agreement, the Fund or Underwriter consents in writing to the use of such other vehicle, such consent not to be unreasonably withheld.

(b) The Company shall not, without prior notice to the Underwriter (unless otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act.

(c) The Company shall not, without prior notice to the Underwriter (unless otherwise required by applicable law), induce Contract owners to change or modify the Fund or change the Fund's distributor or investment adviser.

(d) The Company shall not, without prior notice to the Fund, induce Contract owners to vote on any matter submitted for consideration by the shareholders of the Fund in a manner other than as recommended by the Board of Trustees of the Fund.

1.8. The Underwriter and the Fund shall sell Fund shares only to Participating Insurance Companies and their separate accounts and to persons or plans ("Qualified Persons") that communicate to the Underwriter and the Fund that they qualify to purchase shares of the Fund under Section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder without impairing the ability of the Account to consider the portfolio investments of the Fund as constituting investments of the Account for the purpose of satisfying the diversification requirements of Section 817(h). The Underwriter and the Fund shall not sell Fund shares to any insurance company or separate account unless an agreement complying with Article VI of this Agreement is in effect to govern such sales, to the extent required. The Company hereby represents and warrants that it and the Account are Qualified Persons. The Fund reserves the right to cease offering shares of any Designated Portfolio in the discretion of the Fund.

1.9 The Fund will provide notice of any error in calculation of net asset value of a Designated Portfolio as soon as reasonably practical after discovery thereof. Any such notice will state for each day for which an error occurred, the incorrect price, the correct price, and the reason for the price change. The Fund will make the Company and the Account whole for any payments or adjustments to the number of shares in the Account that are reasonably demonstrated to be required as a result of pricing errors.

ARTICLE II. Representations and Warranties

2.1. The Company represents and warrants that the Contracts (a) are, or prior to issuance will be, registered under the 1933 Act, or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal securities and state securities and insurance laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under Nebraska insurance laws, and that it (a) has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or alternatively (b) has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act. The Company shall register and qualify the Contracts or interests therein as securities in accordance with the laws of the various states only if and to the extent deemed advisable by the Company.

2.2. The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with applicable state and federal securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Underwriter.

2.3. The Fund may make payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act. Prior to financing distribution expenses pursuant to Rule 12b-1, the Fund will have the Board, a majority of whom are not interested persons of the Fund, formulate and approve a plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses.

2.4. The Fund makes no representations as to whether any aspect of its operations, including, but not limited to, investment policies, fees and expenses, complies with the insurance and other applicable laws of the various states.

2.5. The Fund represents that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act.

2.6. The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Fund shares in accordance with any applicable state and federal securities laws.

2.7. The Fund and the Underwriter represent and warrant that all of their trustees/directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.8. The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities employed or controlled by the Company dealing with the money and/or securities of the Account are covered by a blanket fidelity bond or similar coverage for the benefit of the Account, in an amount not less than $5 million. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company agrees to hold for the benefit of the Fund and to pay to the Fund any amounts lost from larceny, embezzlement or other events covered by the aforesaid bond to the extent such amounts properly belong to the Fund pursuant to the terms of this Agreement. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Underwriter in the event that such coverage no longer applies.

ARTICLE III. Prospectuses and Proxy Statements; Voting

3.1. The Underwriter shall provide the Company with as many copies of the Fund's current prospectus (describing only the Designated Portfolios listed on Schedule A) or, to the extent permitted, the Fund's profiles as the Company may reasonably request. The Company shall bear the expense of printing copies of the current prospectus and profiles for the Contracts that will be distributed to existing Contract owners, and the Company shall bear the expense of printing copies of the Fund's prospectus and profiles that are used in connection with offering the Contracts issued by the Company. If requested by the Company in lieu thereof, the Fund shall provide such documentation (including a final copy of the new prospectus on diskette at the Fund's expense) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is amended) to have the prospectus for the Contracts and the Fund's prospectus or profile printed together in one document (the payment of such printing costs to be governed by the provisions of Section 5.3 of this Agreement). The form of the Fund's prospectus and/or statement of additional information provided to the Company shall be the final form of prospectus and statement of additional information as filed with the Securities and Exchange Commission which form shall include only those Portfolios of the Fund identified in Schedule A.

3.2. The Fund's prospectus shall state that the current Statement of Additional Information ("SAI") for the Fund is available, and the Underwriter (or the Fund), at its expense, shall provide a reasonable number of copies of such SAI free of charge to the Company for itself and for any owner of a Contract who requests such SAI.

3.3. The Fund shall provide the Company with information regarding the Fund's expenses, which information may include a table of fees and related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract. The Company agrees that it will use such information in the form provided. The Company shall provide prior written notice of any proposed modification of such information, which notice will describe in detail the manner in which the Company proposes to modify the information, and agrees that it may not modify such information in any way without the prior consent of the Fund.

3.4. The Fund, at its expense, shall provide the Company with copies of its proxy material, reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

3.5. The Company shall:

(i) solicit voting instructions from Contract owners;

(ii) vote the Fund shares in accordance with instructions received from Contract owners; and

(iii) vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such portfolio for which instructions have been received,

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners or to the extent otherwise required by law. The Company will vote Fund shares held in any segregated asset account in the same proportion as Fund shares of such portfolio for which voting instructions have been received from Contract owners, to the extent permitted by law.

3.6. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in a Designated Portfolio calculates voting privileges as required by the Shared Funding Exemptive Order and consistent with any reasonable standards that the Fund may adopt and provide in writing.

ARTICLE IV. Sales Material and Information

4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material that the Company develops and in which the Fund (or a Designated Portfolio thereof) or the Adviser or the Underwriter is named. No such material shall be used until approved by the Fund or its designee, and the Fund will use its best efforts for it or its designee to review such sales literature or promotional material within five Business Days after receipt of such material. The Fund or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Fund (or a Designated Portfolio thereof) or the Adviser or the Underwriter is named, and no such material shall be used if the Fund or its designee so object.

4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or the Adviser or the Underwriter in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus or SAI for the Fund shares, as such registration statement and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Underwriter or the designee of either.

4.3. The Fund and the Underwriter, or their designee, shall furnish, or cause to be furnished, to the Company, each piece of sales literature or other promotional material that it develops and in which the Company, and/or its Account, is named. No such material shall be used until approved by the Company, and the Company will use its best efforts to review such sales literature or promotional material within ten Business Days after receipt of such material. The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company and/or its Account is named, and no such material shall be used if the Company so objects.

4.4. The Fund and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), or SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

4.5. The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, promptly after the filing of such document(s) with the SEC or other regulatory authorities.

4.6. The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, promptly after the filing of such document(s) with the SEC or other regulatory authorities. The Company shall provide to the Fund and the Underwriter any complaints received from the Contract owners pertaining to the Fund or the Designated Portfolio.

4.7. The Fund will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Designated Portfolio, and of any material change in the Fund's registration statement, particularly any change resulting in a change to the registration statement or prospectus for any Account. The Fund will work with the Company so as to enable the Company to solicit proxies from Contract owners, or to make changes to its prospectus or registration statement, in an orderly manner. The Fund will make reasonable efforts to attempt to have changes affecting Contract prospectuses become effective simultaneously with the annual updates for such prospectuses.

4.8. For purposes of this Article IV, the phrase "sales literature and other promotional materials" includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, SAIs, shareholder reports, proxy materials, and any other communications distributed or made generally available with regard to the Fund.

ARTICLE V. Fees and Expenses

5.1. The Fund and the Underwriter shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Fund or Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing, and such payments will be made out of existing fees otherwise payable to the Underwriter, past profits of the Underwriter, or other resources available to the Underwriter. Currently, no such payments are contemplated.

5.2. All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund's shares.

5.3. The Company shall bear the expenses of printing and distributing the Fund's prospectus to owners of Contracts issued by the Company, except that the Fund shall contribute a maximum of $7,500 during each 12-month period following the effective date of the agreement for costs associated with printing and distributing prospectuses to existing owners, but not prospective owners. The Fund shall bear the expenses of printing and distributing the Fund's reports and proxy materials to such Contract owners, except those proxy materials initiated by the Company.

ARTICLE VI. Diversification and Qualification

6.1. The Fund will invest its assets in such a manner as to ensure that the Contracts will be treated as annuity or life insurance contracts, whichever is appropriate, under the Code and the regulations issued thereunder (or any successor provisions). Without limiting the scope of the foregoing, each Designated Portfolio has complied and will continue to comply with Section 817(h) of the Code and Treasury Regulation §1.817-5, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications or successor provisions to such Section or Regulations. In the event of a breach of this Article VI by the Fund, it will take all reasonable steps (a) to notify the Company of such breach and (b)

to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 1.817-5.

6.2. The Fund represents that it is or will be qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provisions) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

6.3. The Company represents that the Contracts are currently, and at the time of issuance shall be, treated as life insurance or annuity insurance contracts, under applicable provisions of the Code, and that it will make every effort to maintain such treatment, and that it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing the Contracts have ceased to be so treated or that they might not be so treated in the future. The Company agrees that any prospectus offering a contract that is a "modified endowment contract" as that term is defined in Section 7702A of the Code (or any successor or similar provision), shall identify such contract as a modified endowment contract.

ARTICLE VII. Potential Conflicts

The following provisions shall apply only upon issuance of the Mixed and Shared Funding Order and the sale of shares of the Fund to variable life insurance separate accounts, and then only to the extent required under the 1940 Act.

7.1. The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

7.2. The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owner voting instructions are disregarded.

7.3. If it is determined by a majority of the Board, or a majority of its disinterested members, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested Board members), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the

question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the Account's investment in the Fund and terminate this Agreement with respect to each Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

7.6. For purposes of Section 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contract if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

7.7. If and to the extent the Mixed and Shared Funding Exemption Order or any amendment thereto contains terms and conditions different from Sections 3.4, 3.5, 3.6, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement, then the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with the Mixed and Shared Funding Exemptive Order, and Sections 3.4, 3.5, 3.6, 7.1, 7.2, 7.3, 7.4 and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in the Mixed and Shared Funding Exemptive Order or any amendment thereto. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those

contained in the Mixed and Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.5, 3.6, 7.1., 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII. Indemnification

8.1. Indemnification By the Company

8.1(a). The Company agrees to indemnify and hold harmless the Fund and the Underwriter and each of its trustees/directors and officers, and each person, if any, who controls the Fund or Underwriter within the meaning of Section 15 of the 1933 Act or who is under common control with the Underwriter (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(i) arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the registration statement, prospectus (which shall include a written description of a Contract that is not registered under the 1933 Act), or SAI for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any ofthe foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or its agents or persons under the Company's authorization or control, with respect to the sale or distribution of the Contracts or Fund Shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

(iv) arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in Article VI of this Agreement); or

(v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company; or

(vi) as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

8.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations or duties under this Agreement.

8.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

8.2. Indemnification by the Underwriter

8.2(a). The Underwriter agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Fund or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund or the Underwriter; or

(iv) arise as a result of any failure by the Fund or the Underwriter to provide the services and furnish the materials under the terms of this Agreement (including a failure of the Fund, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter;

as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

8.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance or such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

8.2(c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

8.3. Indemnification By the Fund

8.3(a). The Fund agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may be required to pay or may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Fund and:

(i) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(ii) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof.

8.3(b). The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Underwriter or the Account, whichever is applicable.

8.3(c). The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.3(d). The Company and the Underwriter agree promptly to notify the Fund of the commencement of any litigation or proceeding against it or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Fund.

ARTICLE IX. <u>Applicable Law</u>

9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of California.

9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, any Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith. If, in the future, the Mixed and Shared Funding Exemptive Order should no longer be necessary under applicable law, then Article VII shall no longer apply.

ARTICLE X. <u>Termination</u>

10.1. This Agreement shall continue in full force and effect until the first to occur of:

(a) termination by any party, for any reason with respect to some or all Designated Portfolios, by three (3) months advance written notice delivered to the other parties; or

(b) termination by the Company by written notice to the Fund and the Underwriter based upon the Company's determination that shares of the Fund are not reasonably available to meet the requirements of the Contracts; or

(c) termination by the Company by written notice to the Fund and the Underwriter in the event any of the Designated Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes. the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d) termination by the Fund or Underwriter in the event that formal administrative proceedings are instituted against the Company by the NASD, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund's shares; provided, however, that the Fund or Underwriter determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

(e) termination by the Company in the event that formal administrative proceedings are instituted against the Fund or Underwriter by the NASD, the SEC, or any state securities or insurance department or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or Underwriter to perform its obligations under this Agreement; or

(f) termination by the Company by written notice to the Fund and the Underwriter with respect to any Designated Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M or fails to comply with the Section 817(h) diversification requirements specified in Article VI hereof, or if the Company reasonably believes that such Portfolio may fail to so qualify or comply; or

(g) termination by the Fund or Underwriter by written notice to the Company in the event that the Contracts fail to meet the qualifications specified in Article VI hereof; or

(h) termination by either the Fund or the Underwriter by written notice to the Company, if either one or both of the Fund or the Underwriter respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(i) termination by the Company by written notice to the Fund and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that the Fund, Adviser, or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(j) termination by the Fund or the Underwriter by written notice to the Company, if the Company gives the Fund and the Underwriter the written notice specified in Section 1.7(a)(ii) hereof and at the time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however, any termination under this Section 10.1(j) shall be effective forty-five days after the notice specified in Section 1.7(a)(ii) was given; or

(k) termination by the Company upon any substitution of the shares of another investment company or series thereof for shares of a Designated Portfolio of the Fund in accordance with the terms of the Contracts, provided that the Company has given at least 45 days prior written notice to the Fund and Underwriter of the date of substitution; or

(l) termination by any party in the event that the Fund's Board of Trustees determines that a material irreconcilable conflict exists as provided in Article VII.

10.2. Notwithstanding any termination of this Agreement, the Fund and the Underwriter shall, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), unless the Underwriter requests that the Company seek an order pursuant to Section 26(b) of the 1940 Act to permit the substitution of other securities for the shares of the Designated Portfolios. The Underwriter agrees to bear all costs of seeking such an order, and the Company agrees that it shall reasonably cooperate with the Underwriter and seek such an order upon request. Specifically, the owners of the Existing Contracts may be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts (subject to any such election by the Underwriter). The parties agree that this Section 10.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement. The parties further agree that this Section 10.2 shall not apply to any terminations under Section 10.1(g) of this Agreement. The parties agree that in the event the Company terminates in accordance with Section 10.1(a), all such costs related to cessation of investment activities and substitution of other securities for shares of the Designated Portfolios incurred by the Company shall be borne by the Company. Such costs include legal expenses, filing fees, and reprinting of prospectuses or supplements to prospectuses. The Company shall be responsible for all other costs including mailing expenses and reprinting of advertising and sales material.

10.3. The Company shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract owner initiated or approved transactions, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"), (iii) upon 45 days prior written notice to the Fund and Underwriter, as permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act, but only if a substitution of other securities for the shares of the Designated Portfolios is consistent with the terms of the Contracts, or (iv) as permitted under the terms of the Contract. Upon request, the Company will promptly furnish to the Fund and the Underwriter reasonable assurance that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contacts, the Company shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund or the Underwriter 45 days notice of its intention to do so.

10.4. Notwithstanding any termination of this Agreement, each party's obligation under Article VIII to indemnify the other parties shall survive.

ARTICLE XI. Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:	PIMCO Variable Insurance Trust 840 Newport Center Drive, Suite 300 Newport Beach, CA 92660
If to the Company:	Lincoln Benefit Life Company 206 South 13th Street, Suite 100 Lincoln, NE 68508
If to Underwriter:	PIMCO Funds Distributors LLC 2187 Atlantic Street Stamford, CT 06902

ARTICLE XII. Miscellaneous

12.1. All persons dealing with the Fund must look solely to the property of the Fund, and in the case of a series company, the respective Designated Portfolios listed on Schedule A hereto as though each such Designated Portfolio had separately contracted with the Company and the Underwriter for the enforcement of any claims against the Fund. The parties agree that neither the Board, officers, agents or shareholders of the Fund assume any personal liability or responsibility for obligations entered into by or on behalf of the Fund.

12.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information has come into the public domain.

12.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

12.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

12.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Nebraska

Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable annuity operations of the Company are being conducted in a manner consistent with the Nebraska variable annuity laws and regulations and any other applicable law or regulations.

12.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

12.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

12.9. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee copies of the following reports:

(a) the Company's annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles) filed with any state or federal regulatory body or otherwise made available to the public, as soon as practicable and in any event within 90 days after the end of each fiscal year; and

(b) any registration statement (without exhibits) and financial reports of the Company filed with the Securities and Exchange Commission or any state insurance regulatory, as soon as practicable after the filing thereof.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

LINCOLN BENEFIT LIFE COMPANY:

By its authorized officer

By: [signature]

Name: Lawrence W. Dahl, JD, CPA

Title: Executive Vice President

Date: October 1, 1999

PIMCO VARIABLE INSURANCE TRUST

By its authorized officer

By: [signature]

Name: Brent R. Harris

Title: Chairman

Date: October 4, 1999

PIMCO FUNDS DISTRIBUTORS LLC

By its authorized officer

By: [signature]

Name: Newton B. Schott, Jr.

Title: Executive Vice President

Date: October 4, 1999

8194921.doc 12/31/97

Schedule A

PIMCO Variable Insurance Trust Portfolios:

Money Market Portfolio
Total Return Bond Portfolio
Foreign Bond Portfolio
StocksPLUS Growth and Income Portfolio

Segregated Asset Accounts:

Separate Account: Lincoln Benefit Life Variable Annuity Account; Est. date: August 3, 1992

Dated: October 1, 1999

AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

Among

LINCOLN BENEFIT LIFE COMPANY,

PIMCO VARIABLE INSURANCE TRUST,

and

PIMCO FUNDS DISTRIBUTORS LLC

This Amendment No. 1 to the Participation Agreement dated October 1, 1999 (the "Agreement") between Lincoln Benefit Life Company (the "Company"), PIMCO Variable Insurance Trust (the "Fund"), and PIMCO Funds Distributors LLC (the "Underwriter") is effective as of April 1, 2000. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Company, the Fund, and the Underwriter have entered into the Agreement to provide for the purchase by the Company, on behalf of one or more of its segregated asset accounts ("Accounts"), of shares of beneficial interest of the several series ("Portfolios") of the Fund;

WHEREAS, the Fund, effective April 1, 2000, may offer shares of its Portfolios in two classes, designated "Institutional Class" shares and "Administrative Class" shares;

WHEREAS, the shares of the Portfolios offered prior to April 1, 2000 have been designated as Administrative Class shares;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree that the final WHEREAS clause in the Agreement be amended to read as follows:

> "WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase Administrative Class shares in the Portfolios listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement (the "Designated Portfolios") on behalf of the Account to fund the aforesaid Contracts, and the Underwriter is authorized to sell such shares to the Account at net asset value;"

This Amendment No. 1 may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

LINCOLN BENEFIT LIFE COMPANY

By its authorized officer

WFE By: [signature]
Title: Executive Vice President
Date: 6/14/2000

PIMCO VARIABLE INSURANCE TRUST

By its authorized officer

By: [signature]
Title: ____________
Date: ____________

PIMCO FUNDS DISTRIBUTORS LLC

By its authorized officer

By: [signature]
Title: Exec VP
Date: 7-11-00

2nd

~~FIRST~~ AMENDMENT TO PARTICIPATION AGREEMENT BETWEEN PIMCO VARIABLE INSURANCE TRUST, PIMCO FUNDS DISTRIBUTORS LLC, AND LINCOLN BENEFIT LIFE COMPANY

THIS AMENDMENT, dated as of the 1st day of May, 2002, by and among PIMCO Variable Insurance Trust (the "Trust"), PIMCO Funds Distributors LLC (the "Underwriter") and Lincoln Benefit Life Company (the "Company");

WITNESSETH:

WHEREAS, the Trust, the Underwriter and the Company heretofore entered into a Participation Agreement dated October 1, 1999, (the "Agreement") with regard to separate accounts established for variable life insurance and/or variable annuity contracts offered by the Company; and

WHEREAS, the Trust, the Underwriter and the Company desire to amend Schedule A to the Agreement in accordance with the terms of the Agreement.

NOW, THEREFORE, in consideration of the above premises, the Trust, the Underwriter and the Company hereby agree:

1. *Amendment.* Schedule A to the Agreement is amended to read in its entirety as the Schedule A attached hereto.

2. *Effectiveness.* The revised Schedule A of the Agreement shall be effective as of the date hereof.

3. *Continuation.* Except as set forth above, the Agreement shall remain in full force and effect in accordance with its terms.

4. *Counterparts.* This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original.

(Signatures located on following page)

IN WITNESS WHEREOF, the Trust, the Underwriter and the Company have caused this Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

PIMCO VARIABLE INSURANCE TRUST

By: ______________________
Name: Jeffrey M. Sargent
Title: Senior Vice President
Date: March 25, 2002

LINCOLN BENEFIT LIFE COMPANY

By: ______________________
Name: Robert E. Transon
Title: Asst. Secretary
Date: 4/15/02

PIMCO FUNDS DISTRIBUTORS LLC

By: ______________________
Name: Newton B. Schott Jr
Title: Managing Director
Date: 3/29/02

Schedule A

PIMCO Variable Insurance Trust Portfolios:

Money Market Portfolio
Total Return Portfolio
Foreign Bond Portfolio
StocksPLUS Growth and Income Portfolio

Segregated Asset Accounts:

Separate Accounts and Dates Established	Contracts	Portfolio(s)
Lincoln Benefit Life Variable Annuity Account; Established August 3, 1992	Investors Select VA Consultant I VA Consultant II VA	Total Return Foreign Bond
Lincoln Benefit Life Variable Annuity Account; Established August 3, 1992	Advantage VA	Money Market Total Return Foreign Bond
Lincoln Benefit Life Variable Annuity Account; Established August 3, 1992	Premier Planner VA	Money Market Total Return Foreign Bond StocksPLUS Growth and Income
Lincoln Benefit Life Variable Life Account; Established May 17, 1990	Investors Select VUL Consultant VUL Consultant SL	Total Return Foreign Bond

Dated: May 1, 2002

AMENDMENT No. 3 TO PARTICIPATION AGREEMENT

Lincoln Benefit Life Company, PIMCO Variable Insurance Trust, and PIMCO Funds Distributors LLC hereby amend the Participation Agreement ("Agreement") dated October 1, 1999, as amended April 1, 2000 and May 1, 2002.

AMENDMENT

WHEREAS, effective October 31, 2002, PIMCO Funds Distributors LLC changed its name to PIMCO Advisors Distributors LLC; and

WHEREAS, Lincoln Benefit Life Company desires to amend Schedule A of the Agreement.

NOW, THEREFORE, For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1. The parties to the Agreement shall be Lincoln Benefit Life Company, PIMCO Variable Insurance Trust and PIMCO Advisors Distributors LLC; and

2. Schedule A of this Agreement shall be deleted and replaced with the attached Schedule A.

All other terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized officers to execute this Amendment as of the 1st day of February, 2003.

LINCOLN BENEFIT LIFE COMPANY

By: ______________________

Name: Timothy N. Vander Pas
Title: Assistant Vice President

PIMCO VARIABLE INSURANCE TRUST

By: ______________________

Name: Jeffrey M. Sargent
Title: Senior Vice President

PIMCO ADVISORS DISTRIBUTORS LLC

By: ______________________

Name: Newton B. Schott
Title: Managing Director

Schedule A

PIMCO Variable Insurance Trust Portfolios:

Money Market Portfolio
Total Return Bond Portfolio
Foreign Bond Portfolio
StocksPLUS Growth and Income Portfolio

Segregated Asset Accounts:

Separate Account:	Lincoln Benefit Life Variable Annuity Account
	Lincoln Benefit Life Variable Life Account

AMENDMENT No. 4 TO PARTICIPATION AGREEMENT

Lincoln Benefit Life Company, PIMCO Variable Insurance Trust, and PIMCO Funds Distributors LLC hereby amend the Participation Agreement ("Agreement") dated October 1, 1999, as amended April 1, 2000, May 1, 2002 and February 1, 2003.

AMENDMENT

WHEREAS, Lincoln Benefit Life Company desires to amend Schedule A of the Agreement.

NOW, THEREFORE, For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1. Schedule A of this Agreement shall be deleted and replaced with the attached Schedule A.

All other terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized officers to execute this Amendment as of the 24th day of March 2003.

LINCOLN BENEFIT LIFE COMPANY

By: ______________________

Name: Timothy N. Vander Pas
Title: Assistant Vice President

PIMCO VARIABLE INSURANCE TRUST

By: ______________________

Name: Jeffrey M. Sargent
Title: Senior Vice President

PIMCO ADVISORS DISTRIBUTORS LLC

By: ______________________

Name: Newton B. Schott
Title: Managing Director

Schedule A

PIMCO Variable Insurance Trust Portfolios:

Money Market Portfolio
Total Return Bond Portfolio
Foreign Bond Portfolio
Real Return Portfolio
StocksPLUS Growth and Income Portfolio

Segregated Asset Accounts:

Separate Account:	Lincoln Benefit Life Variable Annuity Account
	Lincoln Benefit Life Variable Life Account

AMENDMENT N0. 5 TO PARTICIPATION AGREEMENT

Lincoln Benefit Life Company, PIMCO Variable Insurance Trust, and PIMCO Funds Distributors LLC hereby amend the Participation Agreement ("Agreement") dated October 1, 1999, as amended April 1, 2000, May 1, 2002, February 1, 2003 and March 24, 2003.

WHEREAS, Lincoln Benefit Life Company desires to amend Schedule A of the Agreement.

NOW, THEREFORE, For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1. Schedule A of this Agreement shall be deleted and replaced with the attached Schedule A.

All other terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized officers to execute this Amendment as of the 1st day of May, 2004.

LINCOLN BENEFIT LIFE COMPANY

By: ______________________

Name: Timothy N. Vander Pas
Title: Assistant Vice President

PIMCO VARIABLE INSURANCE TRUST

By: ______________________

Name: Jeffrey M. Sargent
Title: Senior Vice President

PIMCO ADVISORS DISTRIBUTORS LLC

By: ______________________

Name: Newton B. Schott
Title: Managing Director

Schedule A

PIMCO Variable Insurance Trust Portfolios:
PIMCO VIT Foreign Bond Portfolio (U.S. Dollar-Hedged) – Administrative Shares
PIMCO VIT Money Market Portfolio – Administrative Shares
PIMCO VIT Real Return Portfolio – Administrative Shares
PIMCO VIT Total Return Portfolio – Administrative Shares
PIMCO VIT StocksPLUS Growth and Income Portfolio – Administrative Shares

Segregated Asset Accounts:
Separate Account: Lincoln Benefit Life Variable Annuity Account

Lincoln Benefit Life Variable Life Account

Contracts
Advantage
Consultant I
Consultant II
Consultant Accumulator VUL
Consultant Protector VUL
Consultant SL
Consultant Solutions Classic
Consultant Solutions Plus
Consultant Solutions Elite
Consultant Solutions Select
Consultant VUL
Investors Select VA
Investors Select VUL
Premier Planner

SERVICES AGREEMENT

The terms and conditions of this Services Agreement between Pacific Investment Management Company ("PIMCO") and Lincoln Benefit Life Company, (the "Company") are effective as of October 1, 1999

WHEREAS, the Company, PIMCO Funds Distributors LLC and PIMCO Variable Insurance Trust (the 'Trust") have entered into a Fund Participation Agreement dated October 1 1999, as may be amended from time to time (the "Participation Agreement"), pursuant to which the Company, on behalf of certain of its separate accounts (the "Separate Accounts") purchases shares ('Shares') of certain Portfolios of the Trust ('Portfolios") to serve as an investment vehicle under certain variable annuity and/or variable life insurance contracts (Variable Contracts") offered by the Company, which Portfolios may be one of several investment options available under the Variable Contracts, and

WHEREAS, PIMCO recognizes that it will derive substantial savings in administrative expenses by virtue of having a sole shareholder rather than multiple shareholders in connection with each Separate Account's investments in the Portfolios and that in the course of soliciting applications for Variable Contracts issued by the Company and in servicing owners of such Variable Contracts, the Company will provide information about the Trust and its Portfolios from time to time, answer questions concerning the Trust and its Portfolios including questions respecting Variable Contract owners' interests in one or more Portfolios, and provide services respecting investments in the Portfolios, and

WHEREAS, PIMCO wishes to compensate the Company for the efforts of the Company in providing written and oral information and services regarding the Trust to Variable Contract owners, and

WHEREAS, the following represents the collective intention and understanding of the service fee agreement between PIMCO and the Company

NOW, THEREFORE, in consideration of their mutual promises the Company and PIMCO agree as follows

1 Services The Company and/or its affiliates agree to provide services (Services) to owners of Variable Contracts including, but not limited to teleservicing support in connection with the Portfolios, delivery of current Trust prospectuses, reports, notices, proxies and proxy statements and other informational materials, facilitation of the tabulation of Variable Contract owners' votes in the event of a Trust shareholder vote, maintenance of Variable Contract records reflecting Shares purchased and redeemed and Share balances, and the conveyance of that information to the Trust or PIMCO as may be reasonably requested, provision of support services, including providing information about the Trust and its Portfolios and answering questions concerning the Trust and its Portfolios, including questions respecting Variable Contract owners' interests in one or more Portfolios, provision and administration of Variable Contract features for the benefit of Variable Contract owners in connection with the Portfolios,

which may include fund transfers, dollar cost averaging, asset allocation, portfolio rebalancing, earnings sweep and pre-authorized deposits and withdrawals, and provision of other services as may be agreed upon from time to time

2 Compensation In consideration of the Services, PIMCO agrees to pay to the Company a service fee at an annual rate equal to thirty (30) basis points (0 30%) of the average daily value of the Shares held in the Separate Accounts Such payments will be made monthly in arrears, *provided however*, that if for any calendar month beginning on or after March 1, 2001 the combined total dollar value of Shares of the Portfolios listed on Schedule A to the Participation Agreement held by the Separate Accounts does not exceed $100 million the service fee payable with respect to that Portfolio shall be paid at an annual rate equal to twenty-five basis points (0 25%) for such month For purposes of computing the payment to the Company under this paragraph 2 the average daily value of Shares held in the Separate Accounts over a monthly period shall be computed by totaling such Separate Accounts' aggregate investment (Share net asset value multiplied by total number of Shares held by such Separate Accounts) on each business day during the calendar month, and dividing by the total number of business days during such month The payment to the Company under this paragraph 2 shall be calculated by PIMCO at the end of each calendar month and will be paid to the Company within 30 days thereafter Payment will be accompanied by a statement showing the calculation of the monthly amounts payable by PIMCO and such other supporting data as may be reasonably requested by the Company

3 Term This Services Agreement shall remain in full force and effect for an initial term of one year, and shall automatically renew for successive one year periods This Services Agreement may be terminated by either party hereto upon 30 days written notice to the other This Services Agreement shall terminate automatically upon the redemption of all Shares held in the Separate Accounts, upon termination of the Participation Agreement upon a material unremedied breach of the Participation Agreement as to a Portfolio upon termination of the investment advisory agreement between the Trust on behalf of such Portfolio, and PIMCO or upon assignment of the Participation Agreement by either the Company or PIMCO Notwithstanding the termination of this Services Agreement, PIMCO will continue to pay the service fees in accordance with paragraph 2 so long as net assets of the Separate Accounts remain in a Portfolio, provided such continued payment is permitted in accordance with applicable law and regulation

4 Amendment This Services Agreement may be amended only upon mutual agreement of the parties hereto in writing

5 Effect on Other Terms, Obligations and Covenants Nothing herein shall amend modify or supersede any contractual terms, obligations or covenants among or between any of the Company, PIMCO or the Trust previously or currently in effect, including those contractual terms, obligations or covenants contained in the Participation Agreement

In witness whereof, the parties have caused their duly authorized officers to execute this Services Agreement

PACIFIC INVESTMENT MANAGEMENT COMPANY

By Brent R Harris
Title Chairman
Date October 4, 1999

LINCOLN BENEFIT LIFE COMPANY

By Lawrence W Dahl, JD, CPA
Title Executive Vice President
Date October 1, 1999

8194922 doc 12/31/97

AMENDMENT NO 1 TO SERVICES AGREEMENT

This Amendment No 1 to the Services Agreement dated October 1, 1999 (the 'Agreement") between Pacific Investment Management Company (' PIMCO") and Lincoln Benefit Life Company (the "Company") is effective as of April 1, 2000 Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement

WHEREAS, PIMCO and the Company entered into the Agreement to provide for the rendering of services to the owners of variable annuity and/or variable life insurance contracts ("Variable Contracts") offered by the Company that use shares of certain Portfolios of PIMCO Variable Insurance Trust (the Trust') as the underlying investment vehicle,

WHEREAS, the Trust, effective April 1, 2000, may offer shares of its Portfolios in two classes, designated "Institutional Class" shares and "Administrative Class' shares,

WHEREAS, the shares of the Portfolios offered prior to April 1, 2000 have been designated as Administrative Class shares,

WHEREAS, the Trust has adopted an Administrative Services Plan (the "Plan") for the Administrative Class shares of each Portfolio under which Administrative Class assets may be used to reimburse financial intermediaries that provide services relating to Administrative Class shares,

WHEREAS, the Company or its affiliate has executed a Services Agreement pursuant to which the Company or its affiliate is entitled to reimbursement under the Plan for services provided to Variable Contract owners,

NOW, THEREFORE, in consideration of their mutual promises, PIMCO and the Company acting pursuant to Section 4 of the Agreement, agree that Section 2 of the Agreement be amended to read as follows

> 2 Compensation In consideration of the Services, PIMCO agrees to pay to the Company a service fee at an annual rate equal to thirty (15) basis points (0 15%) of the average daily value of the Shares held in the Separate Accounts Such payments will be made monthly in arrears, *provided however*, that if for any calendar month beginning on or after March 1, 2001, the combined total dollar value of Shares of the Portfolios listed on Schedule A to the Participation Agreement held by the Separate Accounts does not exceed $100 million, the service fee payable with respect to that Portfolio shall be paid at an annual rate equal to ten basis points (0 10%) for such month For purposes of computing the payment to the Company under this paragraph 2, the average daily value of Shares held in the Separate Accounts over a monthly period shall be computed by totaling such Separate Accounts' aggregate investment (Share net asset value

multiplied by total number of Shares held by such Separate Accounts) on each business day during the calendar month, and dividing by the total number of business days during such month The payment to the Company under this paragraph 2 shall be calculated by PIMCO at the end of each calendar month and will be paid to the Company within 30 days thereafter Payment will be accompanied by a statement showing the calculation of the monthly amounts payable by PIMCO and such other supporting data as may be reasonably requested by the Company

This Amendment No 1 may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument

PACIFIC INVESTMENT MANAGEMENT COMPANY

By
Title
Date

LINCOLN BENEFIT LIFE COMPANY

By Lawrence W. Dahl
Title Executive Vice President
Date 6/14/2000

PIMCO VARIABLE INSURANCE TRUST
SERVICES AGREEMENT

This Agreement is made as of April 1, 2000 between PIMCO Variable Insurance Trust (the "Trust") and Lincoln Benefit Life Company ("Authorized Firm"), a Nebraska corporation

RECITALS

WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"),

WHEREAS, the Trust issues shares of beneficial interest ("shares") in separate series ("Portfolios"), with each Portfolio representing interests in a separate portfolio of securities and other assets,

WHEREAS, certain beneficial owners of the Trust's shares ("investors") may require administrative, recordkeeping, and other services, and the provision of such services to investors requiring these services may benefit such investors and facilitate their ability to invest in the Portfolios,

WHEREAS, the Trust has adopted a Services Plan pursuant to which the Trust, on behalf of each Portfolio, may enter into agreements with registered investment advisers, registered broker-dealers, banks, trust companies and other persons or that agree to provide administrative, recordkeeping, and investor services to their clients members or customers who purchase shares of a Portfolio, directly or indirectly, and

WHEREAS, the Trust desires that Authorized Firm provide, or arrange for the provision of, certain administrative, recordkeeping, and/or investor services with respect to shares of the Portfolios in accordance with the terms and conditions of this Agreement set forth below

WITNESSETH

The Trust and Authorized Firm agree as follows

1 Appointment The Trust hereby authorizes Authorized Firm to provide certain administrative, recordkeeping and investor services to investors in the Portfolios that are the clients, member, or customers of Authorized Firm The appointment of Authorized Firm hereunder is non-exclusive, and Authorized Firm recognizes and agrees that, from time to time, the Trust (or its agent) may enter into other agreements with financial intermediaries with respect to the provision of administrative, recordkeeping and/or investors services

2 Services to be Performed For the duration of this Agreement Authorized Firm agrees to use its best efforts, subject to applicable legal and contractual restrictions and in compliance with the procedures described in the prospectus(es) and statement(s) of additional information of the Portfolios as from time to time in effect (collectively, the Prospectus") to

provide in respect of investors investing in shares of the Portfolios teleservicing support in connection with Portfolios, delivery of current Trust prospectuses, reports, notices, proxies and proxy statements and other informational materials, facilitation of the tabulation of investors' votes in the event of a Trust shareholder vote, receiving, tabulating and transmitting proxies executed by or on behalf of investors, maintenance of investor records reflecting shares purchased and redeemed and share balances, and the conveyance of that information to the Trust or Pacific Investment Management Company (the administrator of the Portfolios) as may be reasonably requested, provision of support services, including providing information about the Trust and its Portfolios and answering questions concerning the Trust and its Portfolios, including questions respecting investors' interests in one or more Portfolios, provision and administration of insurance features for the benefit of investors in connection with the Portfolios, which may include fund transfers, dollar cost averaging, asset allocation, portfolio rebalancing, earnings sweep, and pre-authorized deposits and withdrawals, receiving, aggregating and forwarding purchase and redemption orders, acting as the nominee for investors, maintaining account records and providing investors with account statements, processing dividend payments, issuing investor reports and transaction confirmations, providing subaccounting services, general account administration activities, and providing such similar services as the Trust may reasonably request to the extent the Authorized Firm is permitted to do so under applicable statutes, rules or regulation

3 Orders and Settlement Orders submitted by Authorized Firm on behalf of investors shall be accepted or rejected by the Trust (or its agent) in the manner disclosed in the Prospectus, or as otherwise agreed to by the parties

4 Compliance with Laws In performing its duties under this Agreement, Authorized Firm agrees to abide by all applicable laws, including, without limitation, federal and state securities laws and regulations, state insurance laws and regulations, and the Employee Retirement Income Security Act of 1974

5 Sales Materials No person is authorized to make any representations concerning shares of the Portfolios except those contained in the then current Prospectus and printed information issued by the Trust as explanatory materials and/or information supplemental to each Prospectus The Trust shall supply or cause to be supplied Prospectuses, reasonable quantities of supplemental sales literature, explanatory materials and additional information as issued Authorized Firm agrees not to use other advertising or sales material relating to the Portfolios unless approved in writing by the Trust in advance of such use Authorized Firm agrees to indemnify the Portfolios and the Trust for any loss, injury, damage, expense or liability arising from or based upon any alleged or untrue statement or representations made by Authorized Firm other than statements contained in the Prospectus or sales literature authorized by the Trust

6 Compensation In consideration of Authorized Firm's provision of the services as described in this Agreement, the Trust agrees, subject to the limitations of applicable law and regulations, including rules of the National Association of Securities Dealers, Inc , to pay Authorized Firm fees ("Service Fees") at an annual rate of up to 0 15% of the average of the aggregate net asset value of outstanding shares serviced by Authorized Firm, measured on each business day during each month Authorized Firm may, in turn, pay any or all of these fees to

service providers with whom it has entered into service agreements, with no recourse to or liability on the part of the Trust or any Portfolio The applicable portion of the Service Fees will be paid by the Trust within 20 days following the end of each calendar quarter The parties acknowledge and agree that the Service Fees will be paid by the Trust on behalf of each Portfolio and shall be paid for each Portfolio only so long as this Agreement is in effect

The fee rate with respect to any Portfolio may be prospectively increased or decreased by the Trust, in its sole discretion, at any time upon notice to Authorized Firm

In addition, Authorized Firm will furnish to the Trust or its designees such information as the Trust or its designees may reasonably request (including, without limitation, periodic certifications confirming the rendering of services with respect to shares of the Portfolios as described herein), and will otherwise cooperate with the Trust and its designees (including, without limitation, any auditors designated by the Trust), in the preparation of reports to the Trust's Board of Trustees concerning this Agreement and the monies paid or payable by the Trust pursuant hereto, as well as any other reports or filings that may be required by law

7 Term and Termination

(a) This Agreement is entered into by the Trust in accordance with the terms of the Services Plan Accordingly, unless sooner terminated, this Agreement will continue in effect until one year from the date hereof and thereafter for successive annual periods, provided that such continuance is specifically approved at least annually by votes of a majority of both (i) the Board of Trustees of the Trust and (ii) those Trustees of the Trust who are not "interested persons" (as defined in the Investment Company Act of 1940) and have no direct or indirect financial interest in the operation of the Distribution Plan or any agreements related to it ("Plan Trustees"), cast in person at a meeting called for the purpose of voting on the Services Plan and such related agreements

(b) This Agreement may be terminated, with respect to a Portfolio, at any time without the payment of any penalty, by vote of a majority of the Plan Trustees or by vote of a majority of a Portfolio's shares, on 30 days' written notice Notice of termination (or non-renewal) of the Services Plan by the Trustees shall constitute a notice of termination of this Agreement

(c) This Agreement shall terminate automatically in the event of its assignment, as defined in the 1940 Act

8 Governing Law This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of California applicable to agreements fully executed and to be performed therein, without regard to its conflicts of law rules

9 Limitation on Liability The obligations of the Trust under this Agreement shall only be binding upon the assets and property of the Trust, and shall not be binding upon any Trustee, officer or shareholder of the Trust individually

10 Exculpation Indemnification

(a) The Trust shall not be liable to Authorized Firm and Authorized Firm shall not be liable to the Trust except for acts or failures to act which constitute lack of good faith or gross negligence and for obligations expressly assumed by either party hereunder Nothing contained in this Agreement is intended to operate as a waiver by the Trust or by Authorized Firm of compliance with any applicable federal or state law, rule, or regulation and the rules and regulations promulgated by the National Association of Securities Dealers, Inc

(b) Authorized Firm will indemnify the Trust and hold it harmless from any claims or assertions relating to the lawfulness of Authorized Firm's participation in this Agreement and the transactions contemplated hereby or relating to any activities of any persons serving as officers or employees of Authorized Firm and performed in connection with the discharge of its responsibilities under this Agreement If any such claims are asserted, the Trust shall have the right to manage its own defense, including the selection and engagement of legal counsel of its choosing, and all costs of such defense shall be borne by Authorized Firm

11 Notices Each notice required by this Agreement shall be given in writing and delivered personally or mailed by certified mail or courier service or sent by facsimile to the party's address identified on the signature page to this Agreement or such other address as each party may by written notice provide to the other A notice given pursuant to this section shall be deemed to have been given immediately when delivered personally or by facsimile, three (3) days after the date of certified mailing and one (1) day after delivery by overnight courier service

12 Complete Agreement This Agreement contains the full and complete understanding of the parties and supersedes all prior representations, promises, statements arrangements, agreements, warranties and understandings between the parties with respect to the subject matter hereof, whether oral or written, express or implied

13 Amendment This Agreement may be modified or amended, and the terms of this Agreement may be waived, only by a writing signed by each of the parties

14 Counterparts This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement

IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers as of the date and year first written above

PIMCO Variable Insurance Trust

By [signature]
Name ____________________
Title ____________________

Address for Notices
840 Newport Center Drive, Suite 300
Newport Beach, CA 92600
Fax (949) 720-6773

Lincoln Benefit Life Company

By [signature] wfE
Name Lawrence W. Dahl
Title Executive Vice President

Address for Notices
206 South 13th Street, Suite 100
Lincoln NE 68508
Fax (402) 328-6117